UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland		20874
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009, the Board of Directors of Optelecom-NKF, Inc. (the “Company”) appointed David Patterson to serve as President of the Company and the Company entered into an Employment Agreement with Mr. Patterson. Mr. Patterson’s employment and the term of the Employment Agreement will commence March 9, 2009.

Mr. Patterson, 49, previously served as President and Chief Executive Officer of Siemens Government Services, Inc. a subsidiary of Siemens AG and a provider of IT-enabled solutions that improve end-user operations and infrastructure and secure vital assets, from July 2006 through February 2009.  From September 2002 until July 2006, Mr. Patterson served as the Senior Vice President and General Manager of Siemens Maintenance Services, LLC, another subsidiary of Siemens AG and a provider of Integrated Logistics Support Services.  There are no family relationships between Mr. Patterson and any director or executive officer of the Company.

The term of Mr. Patterson’s Employment Agreement with the Company is two years. Under the terms of the Employment Agreement, Mr. Patterson will be entitled to receive the following compensation and benefits:

•                  Annual base salary of $280,000;

•                  A one-time signing bonus of $32,000;

•                  A grant of options to purchase 36,000 shares of common stock of the Company at an exercise price equal to the market price of the common stock on the commencement date of his employment, which options shall vest as follows: 25% six months after the commencement date, 50% on the one-year anniversary of employment, and the remaining 25% on the two-year anniversary of employment;

•                  The opportunity under the Company’s 2009 incentive compensation plan to earn a target cash bonus of 55% of earned base salary;

•                  The opportunity to participate in future bonus or incentive plans or programs adopted by the board of directors in which executive officers are eligible to participate;

•                  Reimbursement for all ordinary, necessary and reasonable business expenses incurred or expended by Mr. Patterson in the performance of his services under the Employment Agreement;

•                  Twenty days of paid vacation and annual paid sick leave and accrual of vacation leave in accordance with Company policies;

•                  Participation in the Company’s group medical, dental, long-term and short-term disability insurance, life insurance and 401(k) plan available to executives of the Company generally;

•                  Twelve months severance if prior to a change of control of the Company, Mr. Patterson is terminated by the Company without cause or terminates his employment for good reason; and

•                  Twenty-four months severance, any bonus earned through the date of termination, and immediate vesting of all outstanding stock options if after or in connection with a change of control of the Company, Mr. Patterson is terminated by the Company without cause or terminates his employment for good reason.

Other than in respect of the Employment Agreement, Mr. Patterson does not have any material relationship with the Company or its affiliates.

This summary of the terms of the Employment Agreement with Mr. Patterson is qualified in its entirety by the text of the Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the appointment of Mr. Patterson as the Company’s President is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 9	Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement, effective March 9, 2009, between Optelecom-NKF, Inc. and David Patterson.

Exhibit 99.1	Press release issued by Optelecom-NKF, Inc. on February 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date:                                February 9, 2009

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 10.1	Employment Agreement, effective March 9, 2009, between Optelecom-NKF, Inc. and David Patterson.

Exhibit 99.1	Press release issued by Optelecom-NKF, Inc. on February 6, 2009